UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2023

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51300	91-1040022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 204th Street SW, Lynnwood, WA 98036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 551-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZUMZ	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On July 11, 2023, Zumiez Inc. (the “Company”) appointed Guy M. Harkless to the Company’s Board of Directors. Mr. Harkless will serve as an independent Class II director, for a term expiring at the Company’s 2025 annual meeting of shareholders. Mr. Harkless will serve on the Company’s Audit Committee.

Mr. Harkless has served from August 2015 to April 2023 in operating and strategy roles for Foot Locker, Inc. Most recently, from July 2020 to April 2023, Mr. Harkless led the North American operations as Senior Vice President and General Manager of the Champs Sports division, following roles leading Foot Locker’s Canadian subsidiary from October 2017 to June 2020 and as the global Head of corporate strategy from August 2015 to September 2017. Mr. Harkless has previously held commercial leadership, category and operational roles for Nike, Inc. and Puma SE, including leading Puma’s subsidiary for the Benelux countries of Holland, Belgium and Luxembourg from January 2011 to January 2014. Prior to these roles, Mr. Harkless was a founding partner and a member of the executive team of AND 1 Basketball, a basketball performance and lifestyle brand, including leading the international expansion for the European and Asia-Pacific regions. Mr. Harkless holds a BA in Political Science from Howard University.

Mr. Harkless will receive the same compensation as other non-employee Company directors as described in the Company’s 2023 Proxy Statement under the heading “Director Compensation.”

There are no arrangements or understandings between Mr. Harkless and any other persons pursuant to which Mr. Harkless was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, with the Company to which Mr. Harkless was or is to be a party, in which Mr. Harkless, or any member of his immediate family, has a direct or indirect material interest. Mr. Harkless has entered into the standard Company’ director indemnification agreement, whereby the Company agrees to indemnify, defend and hold Mr. Harkless directors harmless from and against losses and expenses incurred as a result of their board service, subject to the terms and conditions provided in the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.

Dated: July 11, 2023	By:	/s/ Chris Visser
Chris K. Visser
Chief Legal Officer & Secretary